Exhibit 5.2

June 20, 2011

Steven J. Helmers, Esq.

Senior Vice President-General Counsel

Black Hills Corporation

625 Ninth Street

Rapid City, South Dakota 57701

Re:            Registration Statement on Form S-3 of Black Hills Corporation

Dear Mr. Helmers:

You are acting as counsel in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Black Hills Corporation, a South Dakota corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). As such counsel, you are furnishing an opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In connection with such opinion, you have asked us to opine with respect to certain matters under New York law and the federal laws of the United States of America.

The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations under the Act, of an indeterminate amount of securities, with such securities to include, among other things, senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”), fractional shares of preferred stock represented by depositary shares (the “Depositary Shares”), warrants for the purchase of debt or equity securities (the “Warrants”), purchase contracts for the purchase of debt or equity securities (the “Purchase Contracts”), and units consisting of one or more debt securities, equity securities, Warrants, Purchase Contracts, or any combination of such securities (“Units” and, together with the Senior Debt Securities, Subordinated Debt Securities, Depositary Shares, Warrants, and Purchase Contracts, the “Securities”). The Securities may be offered separately or together with other Securities, in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus constituting a part of the Registration Statement, and in the Registration Statement.

The Senior Debt Securities may be issued from time to time under an indenture dated as of May 21, 2003 between the Company and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as trustee, as supplemented by that certain supplemental indenture dated as of May 21, 2003, as further supplemented by that certain supplemental indenture dated as of May 14, 2009, and as further supplemented by that certain supplemental indenture dated as of July 16, 2010 (the “Senior Indenture”), as may be further supplemented in connection with the issuance of Senior Debt Securities. The Subordinated Debt Securities may be issued from time to time under one or more indentures substantially in the form incorporated by reference as Exhibit 4.4 to the Registration Statement, with appropriate insertions (each, a “Subordinated Indenture”). The Depositary Shares may be issued from time to time under one or more deposit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Deposit Agreement”). The Warrants may be issued from time to time under one or more warrant agreements substantially in the form incorporated by reference as Exhibit 4.7 to the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”). The Purchase Contracts may be issued from time to time under one or more purchase contract agreements substantially in the form incorporated by reference as Exhibit 4.8 to the Registration Statement, with appropriate insertions (each, a “Purchase Contract Agreement”). The Units may be issued from time to time under one or more unit purchase agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Unit Purchase Agreement” and, together with the Senior Indenture, each Subordinated Indenture, each Deposit Agreement, each Warrant Agreement, and each Purchase Contract Agreement, the “Governing Documents”).

As part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors will, before the Securities are issued under the Registration Statement, authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement in accordance with the terms of the applicable Governing Documents, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities.

We have examined or are otherwise familiar with the Registration Statement, the Senior Indenture, the form of Subordinated Indenture, the form of Warrant Agreement, the form of Purchase Contract Agreement, the Corporate Proceedings that have occurred as of the date hereof, the Articles of Incorporation and the Amended and Restated Bylaws of the Company and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of the opinions set forth herein.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

1.             With respect to Senior Debt Securities:

(a)           the Senior Indenture constitutes a valid and binding obligation of the Company;

(b)           upon (i) completion of all required Corporate Proceedings, (ii) due authorization, execution, and delivery of a supplemental indenture in respect of such Senior Debt Securities, and (iii) qualification of such supplemental indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), such supplemental indenture will constitute a valid and binding obligation of the Company; and

(c)           upon (i) completion of the actions in paragraph 1(b) above, (ii) due execution, issuance, and delivery of such Senior Debt Securities pursuant to the Senior Indenture and such supplemental indenture, and (iii) due authentication by the trustee or authenticating agent under the Senior Indenture and such supplemental indenture of such Senior Debt Securities, such Senior Debt Securities will be valid and binding obligations of the Company.

2.             With respect to Subordinated Debt Securities:

(a)           upon (i) completion of all required Corporate Proceedings, (ii) due authorization, execution, and delivery of a Subordinated Indenture and any supplemental indenture in respect of such Subordinated Debt Securities, and (iii) qualification of such Subordinated Indenture and (if applicable) supplemental indenture under the Trust Indenture Act, such Subordinated Indenture and (if applicable) supplemental indenture will constitute a valid and binding obligation of the Company; and

(b)           upon (i) completion of the actions in 2(a) above, (ii) due execution, issuance, and delivery of such Subordinated Debt Securities pursuant to such Subordinated Indenture and (if applicable) supplemental indenture, and (iii) due authentication by the trustee or authenticating agent under such Subordinated Indenture and (if applicable) supplemental indenture of such Subordinated Debt Securities, such Subordinated Debt Securities will be valid and binding obligations of the Company.

3.             With respect to Depositary Shares, upon (i) completion of all required Corporate Proceedings, (ii) due authorization, execution, and delivery of a Deposit Agreement, (iii) due authorization, execution, acknowledgement, delivery and filing with, and recording by, as applicable, an amendment to the Articles of Incorporation of the Company or a statement of designations with the Office of the Secretary of State of the State of South Dakota in respect of the preferred stock of the Company represented by Depositary Shares, (iv) due execution, registration of issuance, and delivery of certificates representing such preferred stock to the depositary or custodian for deposit in accordance with the terms of such Deposit Agreement, and the recordation of such preferred stock on the books of the Company in the name of such depositary, custodian, or its nominee, and (v) due execution, registration of issuance, and delivery of depositary receipts evidencing such Depositary Shares pursuant to such Deposit Agreement, such Deposit Agreement will constitute a valid and binding obligation of the Company and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Deposit Agreement.

4.             With respect to Warrants, upon (a) completion of all required Corporate Proceedings, (b) due authorization, execution, and delivery of a Warrant Agreement, (c) due execution, issuance, and delivery of warrant certificates evidencing such Warrants pursuant to such Warrant Agreement, countersigned by the warrant agent pursuant to such Warrant Agreement, and (d) due authorization and reservation of the Securities issuable upon conversion, exchange, or exercise of such Warrants (within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), such Warrant Agreement will constitute a valid and binding obligation of the Company and the warrant certificates evidencing such

Warrants will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Warrant Agreement.

5.             With respect to Purchase Contracts, upon (a) completion of all required Corporate Proceedings, (b) due authorization, execution, and delivery of a Purchase Contract Agreement, (c) due execution, issuance, and delivery of certificates evidencing Purchase Contracts pursuant to such Purchase Contract Agreement, (d) due authentication by the purchase contract agent under such Purchase Contract Agreement of such certificates evidencing such Purchase Contracts, and due execution of each certificate by the holder thereof or by the purchase contract agent as attorney-in-fact for such holder, and due authorization and reservation of the Securities issuable pursuant to such Purchase Contracts (within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), such Purchase Contract Agreement will constitute a valid and binding obligation of the Company and the certificates evidencing such Purchase Contracts will be the valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Purchase Contract Agreement.

6.             With respect to Units, upon (a) completion of all required Corporate Proceedings, (b) if such Units will be issued pursuant to a Unit Purchase Agreement, due authorization, execution, and delivery of such Unit Purchase Agreement, (c) if such Units will be evidenced by certificates, due execution, issuance, and delivery of such certificates pursuant to such Unit Purchase Agreement, and (d) due authorization, execution, registration of issuance, and delivery of the Securities comprising such Units (within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), such Unit Purchase Agreement (if applicable) will constitute a valid and binding obligation of the Company and the certificates evidencing of such Units (if applicable) will be the valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Units Purchase Agreement.

The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, receivership, and other laws of general application affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become effective under the Act and will continue to be effective, (b) the Company is and will remain duly organized, validly existing, and in good standing under the laws of the State of South Dakota, (c) at the time of the authentication or delivery of Securities, the Corporate Proceedings related thereto will have been taken and will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity, or enforceability of such Securities or

Governing Documents, none of the particular terms of such Securities or Governing Documents will violate any applicable law, and neither the issuance and sale of such Securities nor the compliance by the Company with the terms of such Securities or the Governing Documents will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company, or any order of any court or governmental body having jurisdiction over the Company, (d) the consideration designated in the applicable Corporate Proceedings for any Securities shall have been received by the Company in accordance with applicable law, (e) the Governing Documents and Securities shall have been duly authorized, executed, and delivered by all parties thereto (including the Company), and each such party shall have complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against it and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (f) the terms of the Securities will be established in conformity with the applicable Governing Documents and so as to not violate or be void under applicable law, (g) a prospectus supplement describing each class and series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, and (h) any Securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities), and duly executed and delivered and validly issued, as the case may be.

We have relied as to certain relevant facts upon certificates of public officials and certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures appearing upon such certifications, documents, and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in it, (d) the absence of any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence, (e) the compliance of the conduct of the parties to the referenced instrument or agreement with any requirement of good faith, fair dealing, and conscionability, (f) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement, or qualify the terms of any instrument or agreement relevant hereto, (g) the execution and delivery by the Company of the Governing Documents and the performance by the Company of its obligations thereunder do not and will not violate, conflict with, or constitute a default under any agreement or instrument to which the Company or its properties is subject, (h) the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York and the federal laws of the United States of America in connection with the transactions contemplated by the Governing Documents and the Registration Statement, and (i) New York law has or will be chosen to govern each Governing Document and the Securities and/or certificates evidencing such Securities described in the foregoing opinions.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (iv) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (v) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract, (vi) may require mitigation of damages, (vii) may limit the enforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration, (viii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, or unlawful conduct, and (ix) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Our opinions set forth herein are limited to the laws of the State of New York and the and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

FAEGRE & BENSON LLP

By	/s/ John R. Marcil